UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2025

Blackstone Real Estate Income Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55931	81-0696966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

345 Park Avenue

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(212) 583-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2025, the Board of Directors (the “Board”) of Blackstone Real Estate Income Trust, Inc. (the “Company”) (1) appointed A.J. Agarwal as Co-President of the Company and a director, (2) designated Robert Harper, the Company’s current President, as Co-President alongside Mr. Agarwal, and (3) appointed Glen Bartley as the Company’s Chief Operating Officer, in each case, effective immediately. Mr. Agarwal, formerly the Company’s President and a director, recently returned to Blackstone from an academic year sabbatical at his Alma Mater, Stanford University, and has been involved in the leadership of the Company since his return, with a focus on engaging with its stockholders and distribution partners just as he did before his sabbatical. He served as an observer of the Board throughout his sabbatical. Additionally, Brian Kim, the Company’s Head of Acquisitions and Capital Markets and a director, stepped down from his roles with the Company on the same day, effective immediately, and has taken another leadership position as the Global Chief Operating Officer of Blackstone’s Real Estate Debt Strategies business.

Mr. Agarwal, 58, is a Senior Managing Director in the Real Estate Group of Blackstone, where he focuses on the global Core+ business. Mr. Agarwal was President and a director of the Company from December 2015 to August 2023. Prior to the launch of the Blackstone Real Estate Core+ business, Mr. Agarwal was co-head of the U.S. Acquisitions team and oversaw more than $50 billion of investment transactions across all real estate asset classes for Blackstone’s opportunistic real estate funds. Mr. Agarwal joined Blackstone in 1992 and is a member of Blackstone’s Real Estate Investment Committee. Mr. Agarwal graduated from Princeton University, where he graduated magna cum laude and Phi Beta Kappa, and received his MBA from Stanford University Graduate School of Business. Mr. Agarwal is also a member of the Council on Foreign Relations.

Mr. Bartley, 39, is a Managing Director in the Real Estate Group of Blackstone. Mr. Bartley is involved in the management and operations of the Company and was previously a member of Blackstone Real Estate’s investment team where he focused primarily on driving performance in its office and lab office investments. Before joining Blackstone in July 2019, Mr. Bartley worked at Goldman Sachs for 10 years in various roles across the real estate business including acquisitions, asset management, and debt originations and restructurings. Mr. Bartley received a BE in Mechanical Engineering from Vanderbilt University and an MBA from Columbia Business School.

Mr. Agarwal is a Senior Managing Director in the Real Estate Group of Blackstone and was requested by Blackstone to serve on the Board. There are no family relationships between Messrs. Agarwal or Bartley and any director or executive officer of the Company and there are no transactions between either of them and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE REAL ESTATE INCOME TRUST, INC.
Date: March 7, 2025

	By:	/s/ Leon Volchyok
	Name:	Leon Volchyok
	Title:	Chief Legal Officer and Secretary